Exhibit (c)(xi)
PROJECT GOLD 13 May 2010 Confidential

DRAFT LEGAL NOTICE This Presentation has been provided to M (“you” or the “Company”) by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential. By accepting this Information, you agree that you and your directors, partners, officers, employees, attorney(s), agents and representatives agree to use it for informational purposes only and will not divulge any such Information to any other party. Reproduction, dissemination, quotation, summarization or reference to this Information, in whole or in part, is prohibited. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy and are not a commitment by the firm (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through you or your representatives or from public sources. Perella Weinberg Partners assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy of the information or accept responsibility for errors. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Perella Weinberg Partners in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on the Firm or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting the Information, the Company acknowledges that (a) the Firm is not in the business of providing (and the Company is not relying on the Firm for) legal, tax or accounting advice, (b) there may be legal, tax or accoun ting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and accounting advice (and any risks associated with any transaction) and the Firm’s disclaimer as to these matters. Perella Weinberg Partners is not acting in any other capacity as a fiduciary to the Company. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. Confidential PROJECT GOLD 2

DRAFT ALTERNATIVE ASSET MANAGER SHARE PRICE PERFORMANCE LAST 2 WEEKS SHARE PRICE DEVELOPMENT SINCE 25-MAR-10 4.2% 110 1.3% (0.6%) (0.9%) 105 (6.8%) M Och-Ziff Ashmore BlueBay Gold +0.8% — BlueBay 100 +0.2% — Ashmore (Index 100) (1.6%) — Och Ziff performance 95 (-7.5%) — M share price (8.4%) — Gold Indexed 90 85 M Och-Z iff Ashmore BlueBay Gold 80 29-Apr-10 30-Apr-10 1-May-10 2-May-10 3-May-10 4-May-10 5-May-10 6-May-10 7-May-10 8-May-10 9-May-10 10-May-10 11-May-10 12-May-10 Source: Factset Note: Market data as of 12-May-10 Confidential 3

DRAFT ACCRETION/ (DILUTION) ANALYSIS (in $m, unless specified) Scenario 1 Scenario 2 Scenario 3 Principals Public Shareholders Principals Public Shareholders Principals Public Shareholders Offer Price ($) $3.25 $4.25 $3.50 $4.50 $3.75 $4.50 Premium to Last Close(1) 6.2% 38.9% 14.4% 47.1% 22.5% 47.1% Premium to Undis. Price(2) 21.3% 58.6% 30.6% 67.9% 39.9% 67.9% Exchange ratio(3) 0.9594 1.0332 1.1070 Fully Diluted Shares (m) 152 226 152 225 152 225 Consideration Shares Cash Shares Cash Shares Cash Offer Value ($m) 493 960 530 1,013 568 1,013 Total Offer Value ($m) $1,452m $1,544m $1,581m M Market Cap (last close) ($m) $5,801m $5,801m $5,801m Offer Value / M Market Cap 25.0% 26.6% 27.3% M Shares Issued / Current 8.5% 9.1% 9.8% Blended Offer Price ($) $3.85 $4.10 $4.20 Premium to Last Close(1) 25.8% 33.9% 37.2% Premium to Undis. Price(2) 43.6% 52.9% 56.7% Value of Public Premium ($m) $225.8m $225.1m $168.8m Capitalised Synergies ($50m p.a. @ 10x) $360.0m $360.0m $360.0m Public Premium / Capitalised Synergies 62.7% 62.5% 46.9% Total Debt 303 303 303 Less: Cash (194) (194) (194) Net Debt 109 109 109 Implied Enterprise Value 1,561 1,652 1,690 Implied P / E M Group Mar-11 11.3x 15.7x 16.7x 17.1x Mar-12 7.4x 10.6x 11.3x 11.6x Implied P / E including synergies(4) M Group Mar-11 11.3x 13.2x 14.0x 14.3x Mar-12 7.4x 8.4x 8.9x 9.2x Accretion / (Dilution)(4) Mar-11 8.62% 7.80% 7.14% Mar-12 11.26% 10.51% 9.88% Excess Capital (March 10) $482m $429m $429m Source: PWP analysis, Factset; Data as of 12-May-10; (1) Gold last close of $3.06 on 12-May-2010; (2) Gold undisturbed share price of $2.68 as at 25 Mar 2010; (3) Exchange ratio defined as stock offer price / acquiror share price; (4) Including synergies of $25m in 2011 and of $50m in 2012, tax rate of 18% Confidential 4

DRAFT

CAPITALISED VALUE OF SYNERGIES

CAPITALISED VALUE OF SYNERGIES [1]

Full run-rate synergies / Synergy multiple

	9.0x	9.5x	10.0x	10.5x	11.0x
$0m	$0.0m	$0.0m	$0.0m	$0.0m	$0.0m
$10m	$64.8m	$68.4m	$72.0m	$75.6m	$79.2m
$20m	$129.6m	$136.8m	$144.0m	$151.2m	$158.4m
$30m	$194.4m	$205.2m	$216.0m	$226.8m	$237.6m
$40m	$259.2m	$273.6m	$288.0m	$302.4m	$316.8m
$50m	$324.0m	$342.0m	$360.0m	$378.0m	$396.0m
$60m	$388.8m	$410.4m	$432.0m	$453.6m	$475.2m
$70m	$453.6m	$478.8m	$504.0m	$529.2m	$554.4m
$80m	$518.4m	$547.2m	$576.0m	$604.8m	$633.6m
$90m	$583.2m	$615.6m	$648.0m	$680.4m	$712.8m
$100m	$648.0m	$684.0m	$720.0m	$756.0m	$792.0m

CAPITALISED VALUE OF SYNERGIES PER SHARE[1]

Full run-rate synergies / Synergy multiple

	9.0x	9.5x	10.0x	10.5x	11.0x
$0m	$0.00	$0.00	$0.00	$0.00	$0.00
$10m	$0.17	$0.18	$0.19	$0.20	$0.21
$20m	$0.34	$0.36	$0.38	$0.40	$0.42
$30m	$0.52	$0.54	$0.57	$0.60	$0.63
$40m	$0.69	$0.73	$0.76	$0.80	$0.84
$50m	$0.86	$0.91	$0.95	$1.00	$1.05
$60m	$1.03	$1.09	$1.15	$1.20	$1.26
$70m	$1.20	$1.27	$1.34	$1.40	$1.47
$80m	$1.37	$1.45	$1.53	$1.60	$1.68
$90m	$1.55	$1.63	$1.72	$1.80	$1.89
$100m	$1.72	$1.81	$1.91	$2.00	$2.10

Note: (1) Based on Gold diluted shares and UK marginal tax rate of 28%

PERELLA WEINBERG PARTNERS

Confidential

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